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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated March 25, 2003 relating to the financial statements and financial statement schedule, which appears in Microvision Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in the prospectus included in the Registration Statement on Form S-3 (File No. 333-102244), all incorporated by reference in this Registration Statement.

PricewaterhouseCoopers LLP
Seattle, Washington
October 30, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS